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                            INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-24231 and No. 333-07367) of our report dated July 11, 1996, with respect to the consolidated balance sheet, statements of operations, stockholders' equity and cash flows of Mehl/Biophile International Corporation included in its Form 10-KSB for the year ended May 31, 1996, filed with the Securities and Exchange Commission.




                                                /s/ Bond, Andiola & Co.

                                                BOND, ANDIOLA & CO.

Raritan, New Jersey
September 5, 1997